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                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                        OF PER SHARE EARNINGS- UNAUDITED
                      (In thousands, except per share data)

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                                  Thirteen Weeks Ended    Twenty-Six Weeks Ended
                                 ---------------------   -----------------------
                                 March 29,   March 30,     March 29,  March 30,
                                   1998        1997          1998        1997
                                 ---------   ---------   ----------   ---------
NET INCOME (LOSS)                ($14,425)     $16,683     ($25,899)    $27,800
                                 ---------   ---------   ----------   ---------
                                 ---------   ---------   ----------   ---------

NET INCOME (LOSS) PER SHARE -
BASIC:

Weighted average common
   shares outstanding              19,673       17,610       19,651      16,985
                                 ---------   ---------   ----------   ---------

BASIC
NET INCOME (LOSS) PER SHARE        ($0.73)       $0.95       ($1.32)      $1.64
                                 ---------   ---------   ----------   ---------
                                 ---------   ---------   ----------   ---------

NET INCOME (LOSS) PER SHARE -
DILUTED:


Weighted average common
   shares outstanding              19,673       17,610       19,651      16,985

Dilutive effect of stock options
   outstanding after application
   of treasury stock method             -          805            -         666
                                 ---------   ---------   ----------   ---------
                                   19,673       18,415       19,651      17,651
                                 ---------   ---------   ----------   ---------
                                 ---------   ---------   ----------   ---------
DILUTED
NET INCOME (LOSS) PER SHARE        ($0.73)       $0.91       ($1.32)      $1.57
                                 ---------   ---------   ----------   ---------
                                 ---------   ---------   ----------   ---------
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